Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements listed below of our reports dated February 23, 2010, with respect to the consolidated financial statements and schedule of Citrix Systems, Inc., and the effectiveness of internal control over financial reporting of Citrix Systems, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

•	Registration Statement No. 333-61520 on Form S-8, dated May 23, 2001

•	Registration Statement No. 333-121420 on Form S-8, dated December 17, 2004

•	Registration Statement No. 333-125297 on Form S-8, dated May 27, 2005

•	Registration Statement No. 333-127991 on Form S-8, dated August 31, 2005

•	Registration Statement No. 333-132820 on Form S-8, dated March 29, 2006

•	Registration Statement No. 333-135519 on Form S-8, dated June 30, 2006

•	Registration Statement No. 333-135521 on Form S-8, dated June 30, 2006

•	Registration Statement No. 333-136731 on Form S-8, dated August 18, 2006

•	Registration Statement No. 333-147419 on Form S-8, dated November 15, 2007

•	Registration Statement No. 333-147421 on Form S-8, dated November 15, 2007

•	Registration Statement No. 333-149967 on Form S-8, dated March 28, 2008

•	Registration Statement No. 333-156266 on Form S-8, dated December 18, 2008

•	Registration Statement No. 333-156267 on Form S-8, dated December 18, 2008

•	Registration Statement No. 333-161164 on Form S-8, dated August 7, 2009

/s/ Ernst & Young, LLP

Certified Public Accountants

Fort Lauderdale, Florida

February 23, 2010